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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-113630) of American Equity Investment Life Holding Company and in the related Prospectus of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedules of American Equity Investment Life Holding Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
Des Moines, Iowa March 11, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM